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                                                                EXHIBIT 10.21

                               WAIVER AND RELEASE

        The undersigned, CHARLES GELMAN and KIM A. DAVIS, with the intent of binding themselves and their representatives, successors and assigns, execute this Waiver and Release in favor of each other and Gelman Sciences, Inc. ("Company").

        In consideration for amendments dated as of May 1, 1996 to their respective employment agreements dated August 1, 1995 and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the undersigned, CHARLES GELMAN and KIM A. DAVIS, each, on behalf of themselves and their respective successors and assigns, hereby waive, release and forever discharge each other, their respective successors and assigns, the Company, and all of its officers, directors, employees, successors and assigns from any and all claims, charges, debts, dues, liabilities and damages which either of them may have against any of such parties arising prior to May 1, 1996, excluding only the liabilities and obligations which the Company owes to each of the undersigned under their respective employment agreements dated August 1, 1995, as amended.

        The undersigned have read this Waiver and Release, understand all of its terms, and execute it voluntarily and with full knowledge of its significance.

        IN WITNESS WHEREOF, the undersigned execute this Release at Ann Arbor, Michigan on May 1, 1996.

WITNESSES:

John A. Geishecker, Jr.                         /s/ Charles Gelman
--------------------------                      -------------------------
                                                /s/ Charles Gelman

                                                /s/ Kim A. Davis
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                                                    Kim A. Davis


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